EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

                            FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of February 17, 2006 by NORTHERN TRUST INVESTMENTS, N.A. ("NTI") and NORTHERN TRUST GLOBAL INVESTMENTS LIMITED ("NTGIL") (formerly known as Northern Trust Global Investments (Europe) Limited).

            WHEREAS, Northern Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, NTI and NTGIL (together, the "Advisers") serve jointly as investment advisers to the International Growth Equity Fund, and NTI serves as the investment adviser to the Select Equity, Small Cap Value, Stock Index, [Growth Opportunities], Small Cap Growth, Technology, Growth Equity, Income Equity, Mid Cap Growth, Large Cap Value, High Yield Municipal, Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, Florida Intermediate Tax-Exempt, Intermediate Tax-Exempt, Tax-Exempt, California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, and U.S. Government Select Money Market Funds of the Trust (each a "Fund" and together, the "Funds"), pursuant to certain Investment Advisory and Ancillary Services Agreements dated July 31, 2000 and August 2, 2000, as amended, certain Assumption Agreements by and between NTI and The Northern Trust Company dated July 31, 2000 and January 1, 2001, and an Assumption Agreement by and between NTI, NTGIL and the Northern Trust Company dated May 2, 2001 (together, the "Investment Advisory Agreement"); and

            WHEREAS, NTI and NTGIL have previously reduced permanently their contractual fee rate under the Investment Advisory Agreement for the International Growth Equity Fund pursuant to a Fee Reduction Commitment dated July 31, 2002; and

            WHEREAS, NTI has previously reduced permanently its contractual fee rates under the Investment Advisory Agreement for the Stock Index Fund pursuant to certain Fee Reduction Commitments made as of July 31, 2002 and February 24, 2005; and for the Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, High Yield Municipal, Florida Intermediate Tax-Exempt, Intermediate Tax-Exempt and Tax-Exempt Funds pursuant to a Fee Reduction Commitment dated July 31, 2004; and for the Large Cap Value Fund pursuant to a Fee Reduction Commitment dated July 31, 2002; and for the California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, U.S. Government Select Money Market, Income Equity, Growth Equity, Select Equity, Mid Cap Growth, Small Cap Value, Small Cap Growth, [Growth Opportunities] and Technology Funds pursuant to a Fee Reduction Commitment dated July 31, 2002; and

            WHEREAS, the Advisers desire to make a further permanent reduction of their contractual fee rates under the Investment Advisory Agreement for the Funds; and

            WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

            NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

      1. Effective on March 24, 2006, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the Funds as follows:

            For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIL, as full compensation therefor, a fee at the following annual rates of each Fund's average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI and/or NTGIL, as applicable, monthly:

                   FUND                      ANNUAL FEE RATE
-----------------------------------------    ---------------
Select Equity ...........................         0.85%
Small Cap Value .........................         0.85%
Stock Index .............................         0.10%
[Growth Opportunities ...................         1.00%]
International Growth Equity .............         1.00%
Small Cap Growth ........................         1.00%
Technology ..............................         1.00%

Growth Equity ...........................         0.85%
Income Equity ...........................         0.85%
Mid Cap Growth ..........................         0.85%
Large Cap Value .........................         0.85%
High Yield Municipal ....................         0.65%
Arizona Tax-Exempt ......................         0.55%
California Intermediate Tax-Exempt ......         0.55%
California Tax-Exempt ...................         0.55%
Florida Intermediate Tax-Exempt .........         0.55%
Intermediate Tax-Exempt .................         0.55%
Tax-Exempt ..............................         0.55%
California Municipal Money Market .......         0.40%
Money Market ............................         0.40%
Municipal Money Market ..................         0.40%
U.S. Government Money Market ............         0.40%
U.S. Government Select Money Market .....         0.40%

      2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

      3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

      4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.

            IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by its officers designated below as of the day and year first above written.

                                          NORTHERN TRUST INVESTMENTS, N.A.

Attest: /s/ Diane Anderson                By: /s/ Eric Schweitzer
        -------------------------------       ----------------------------------
                                                       (Authorized Officer)

                                          NORTHERN TRUST GLOBAL
                                          INVESTMENTS LIMITED

Attest: /s/ Diane Anderson                By: /s/ Nicholas J. Ring
        -------------------------------       ----------------------------------
                                                       (Authorized Officer)

ACCEPTED AND AGREED:

NORTHERN FUNDS

By:       /s/ Lloyd A. Wennlund
          -----------------------------
Title:    President

                                 NORTHERN FUNDS

               ADDENDUM NO. 3 TO THE INVESTMENT ADVISORY AGREEMENT

            This Addendum, dated as of the 5th day of December, 2005, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware statutory trust, and NORTHERN TRUST INVESTMENTS, N.A. (the "Investment Adviser"), an Illinois state bank.

            WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory and Ancillary Services Agreement dated as of August 2, 2000, as amended by Addendum No. 1 dated May 17, 2001, and Addendum No. 2 dated February 14, 2005 and the Acknowledgement of Conversion of Northern Trust, Inc. into Northern Trust, N.A. (together, the "Advisory Agreement"), pursuant to which the Trust has appointed the Investment Adviser to act as investment adviser to the Trust for the Large Cap Value Fund, Value Fund, International Equity Index Fund and Mid Cap Index Fund; and

            WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser under the Advisory Agreement, the Trust shall so notify the Investment Adviser in writing and if the Investment Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Trust and the Investment Adviser; and

            WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Trust has notified the Investment Adviser that it is establishing the Enhanced Large Cap Fund (the "Fund"), and that it desires to retain the Investment Adviser to act as the investment adviser for the Funds and the Investment Adviser has notified the Trust that it is willing to serve as investment adviser for the Fund;

            NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the Fund in accordance with the terms set forth in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

            2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement regarding the Fund, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee at the annual rate of 0.30% of the Enhanced Large Cap Fund's average daily net assets.

            3. Capitalized Terms. From and after the date hereof, the term "Current Funds" as used in the Advisory Agreement shall be deemed to include the Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

            4. Miscellaneous. The initial term of the Advisory Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Advisory Agreement, until March 31, 2006. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

            All signatures need not appear on the same copy of this Addendum.

            IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                          NORTHERN FUNDS

Attest:  /s/ Diane Anderson               By:   /s/ Lloyd A. Wennlund
        -------------------------------       -------------------------------
                                          Title: President

                                          NORTHERN TRUST INVESTMENTS, N.A.

Attest:  /s/ Diane Anderson               By:   /s/ Eric Schweitzer
        -------------------------------       ----------------------------------
                                          Title: Senior Vice President

                                 NORTHERN FUNDS

               ADDENDUM NO. 4 TO THE INVESTMENT ADVISORY AGREEMENT

            This Addendum, dated as of the 17th day of February, 2006, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware statutory trust, and

NORTHERN TRUST INVESTMENTS, N.A. (the "Investment Adviser"), an Illinois state bank.

            WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory and Ancillary Services Agreement dated as of August 2, 2000, as amended by Addendum No. 1 dated May 17, 2001, Addendum No. 2 dated February 14, 2005, and Addendum No. 3 dated December 5, 2005 and the Acknowledgement of Conversion of Northern Trust, Inc. into Northern Trust, N.A. (together, the "Advisory Agreement"), pursuant to which the Trust has appointed the Investment Adviser to act as investment adviser to the Trust for the Large Cap Value Fund, Value Fund, International Equity Index Fund, Mid Cap Index Fund, and Enhanced Large Cap Fund; and

            WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser under the Advisory Agreement, the Trust shall so notify the Investment Adviser in writing and if the Investment Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Trust and the Investment Adviser; and

            WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Trust has notified the Investment Adviser that it is establishing the Emerging Markets Equity Fund (the "Fund"), and that it desires to retain the Investment Adviser to act as the investment adviser for the Funds and the Investment Adviser has notified the Trust that it is willing to serve as investment adviser for the Fund;

            NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the Fund in accordance with the terms set forth in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

            2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement regarding the Fund, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee at the annual rate of 0.35% of the Emerging Markets Equity Fund's average daily net assets.

            3. Capitalized Terms. From and after the date hereof, the term "Current Funds" as used in the Advisory Agreement shall be deemed to include the Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

            4. Miscellaneous. The initial term of the Advisory Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Advisory Agreement, until March 31, 2007. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

            All signatures need not appear on the same copy of this Addendum.

            IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                          NORTHERN FUNDS

Attest: /s/ Diane Anderson                By: /s/ Lloyd A. Wennlund
        -------------------------------       ----------------------------------
                                          Title: President

                                          NORTHERN TRUST INVESTMENTS, N.A.

Attest: /s/ Diane Anderson                By: /s/ Eric Schweitzer
        -------------------------------       ----------------------------------
                                          Title: Senior Vice President